EXHIBIT 3.i

ARTICLES OF INCORPORATION

OF
INTELLICOM INTERNET CORP.


KNOW ALL MEN BY THESE PRESENTS:


That we the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of Nevada and do hereby certify:

ONE

The name of this corporation is INTELLICOM INTERNET CORP.

TWO

The resident agent of said corporation shall be Pacific Corporate Services Company, 7631 Bermuda Road, Las Vegas, NV., 89123 and such other offices as may be determined by the By-Laws in and outside the State of Nevada.

THREE

The objects to be transacted, business and pursuit and nature of the business, promoted or carried on by this corporation are and shall continue to be engaged in any lawfiil activity.


FOUR

The members of the governing board shall be styled Directors and the first Board of Directors shall consist of one (1). The number of stockholders of said corporation shall consist of one (1). The number of directors and shareholders of this corporation may, from time to time, be increased or decreased by an amendment to the By-Laws of this corporation in that regard, and without the necessity of amending these Articles of Incorporation. The name and address of the first Board of Directors and of the Incorporator signing these Articles as follows:

KENDALL WHITE
307-19533 FRASER HWY
SURREY, B.C. CANADA, V3S 6K7

FIVE

The Corporation is to have perpetual existence.

SIX

The total authorized capitalization of this Corporation shall be and is the sum of 200,000,000 shares of Common Stock at $0.001 par value, said stock to carry hill voting power and tile said shares shall be issued fully paid at such time as the Board of Directors may designate in exchange for cash, property, or services, the stock of other corporations or other values, rights, or things, and the judgement of

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the Board of Directors as to the value thereof shall be conclusive.

SEVEN

The capital stock shall be and remain non-assessable. The private property of the stockholders shall not be liable for the debts or liabilities of the Corporation.


IN WITNESS WHEREOF, I have set my hand this 2ND day of April 1998.



KENDALL WHITE


Province of British Columbia
Canada

On this 2ND day of April, 1998 before me, a Notary Public in and for said, Province of British Columbia, Canada. Personally appeared, Kendall White known to me to be the person whose name is subscribed to the foregoing instrument, and he duly acknowledged to me that she executed the same for the purpose therein mentioned.

IN WITNESS WHEREOF, I have set my hand and offered by official seal in, The City of Vancouver, Province of British Columbia, Canada, the day and year in this Certificate first above written.


Notary Public
LAUREN S. CHERNEY
Barrister & Solicitor
115B   19705 Fraser Highway
Langley, B.C. V3A 7E9









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FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

OCT 22 1998

No. C7812-98
DEAN HELLER, SECRETARY OF STATE

         CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                       (after Issuance of stock)

Intellicom Internet Corp.
-------------------------
Name of Corporation

We the undersigned  Michael Page and
                    -----------------------------------------------------
                    (President or Vice President)
Carlton Parfitt                              of Intellicom Internet Corp.
-------------------------------------------------------------------------
Secretary or Assistant Secretary                  Name of Corporation

Do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on the 18 day of September, 1998, adopted a resolution to amend the original articles as follows:

     Article One is hereby amended to read as follows:

The name of the corporation is Elgrande.Com Inc.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is one; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                              Michael Page
                              -------------------------------------------
                              President or Vice President

                              Charlie Parfitt
                              -------------------------------------------
                              Secretary or Assistant Secretary

Province of British Columbia
County of Vancouver

On Sept. 21, 1998, personally appeared before me, a Notary Public, Michael Page and Carlton Parfitt
---------------------------------
(name of persons appearing and signing document) who acknowledged that they executed the above instrument.

                              S/s BRIGITTE A. FARKAS
                              ----------------------
                              Signature of Notary
BRIGITTE A. FARKAS
Notary Public
#201, 1039 Richards St.
Vancouver, B.C. V6B 3E4
Tel: 681-5936   Fax 681-5930

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